EXHIBIT 99.8

SCHEDULE OF EXHIBITS OMITTED PURSUANT TO INSTRUCTION 2 TO ITEM 601 OF REGULATION S-K

Guaranty dated as of June 28, 1996, made by Singapore Telecommunications Ltd. to Toronto Dominion (Texas), Inc., as Administrative Agent (substantially identical in all material respects to Exhibit 10.58 to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1996)

Guaranty dated as of June 28, 1996, made by Baron Capital Partners, L.P. to Toronto Dominion (Texas), Inc., as Administrative Agent (substantially identical in all material respects to Exhibit 10.58 to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1996)

Warrant No. 2 for the Purchase of 625,000 Shares (subject to adjustment) of Common Stock of American Mobile Satellite Corporation issued to Singapore Telecommunications Ltd., dated June 28, 1996 (substantially identical in all material respects to Exhibit 10.59 to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1996)

Warrant No. 3 for the Purchase of 625,000 Shares (subject to adjustment) of Common Stock of American Mobile Satellite Corporation issued to Baron Capital Partners, L.P., dated June 28, 1996 (substantially identical in all material respects to Exhibit 10.59 to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1996)


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